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                                                                    EXHIBIT 3.31



                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE



         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CO-STEEL C.S.M. CORP." FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1993, AT 1 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                  * * * * * * * * * * * * * * * * * * * * * * * *























                                          /s/ William T. Quillen
                                          --------------------------------------
                                          William T. Quillen, Secretary of State


                                                 AUTHENTICATION:
                                                           DATE:


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                          CERTIFICATE OF INCORPORATION

                                       OF

                              CO-STEEL C.S.M. CORP.

                                   * * * * * *


         1. The name of the corporation is

                           Co-Steel C.S.M. Corp.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law or Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is three thousand; all of such shares shall be without par value, and one thousand (1,000) shares thereof shall be Common stock and two thousand (2,000) shares thereof shall be Preferred stock.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof as follows:

         The holders of the Preferred stock shall be entitled to receive in each year, when and as declared by the board of directors of the corporation, out of any assets of the corporation available for dividends pursuant to the laws of the State of Delaware, preferential dividends at the rate of seven percent (7%) per share, per annum, payable annually, on such days as may be determined by the board of directors, before any dividends shall be declared or paid upon or set apart for the Preferred stock for such year. Such dividends upon the Preferred stock shall be non-cumulative, so that the holders or said stock shall be entitled to receive only such dividends not exceeding dividends at the rate of seven percent (7%) per share, during any year, as may, in the unlimited discretion

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of the board of directors, be declared and made payable. Whenever the full dividend upon the Preferred stock at the rate of seven percent (7%) per share, per annum shall have been paid or declared and a sum sufficient for the payment thereof set apart in any year, dividends upon the Preferred stock may be declared by the board of directors out of the remainder of the assets available therefor.

         The corporation may at the option of the board of directors, redeem the whole or any part of the outstanding Preferred stock at any time by paying the issue price for each share therefor, together with a sum or money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of redemption.

         Notice of such election to redeem shall be mailed to each holder of stock so to be redeemed at his address as it appears on the books of the corporation, not less than two (2) days prior to the date upon which the stock is to be redeemed. In case less than all of the outstanding Preferred stock is to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata or other equitable method, may be determined by the board of directors. If, on or before the redemption date named in such notice, the funds necessary for such redemption shall have been set aside by the corporation so as to be available for payment on demand to the holders of the Preferred stock so called for redemption, then, notwithstanding that any certificate of the Preferred stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to such Preferred stock so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall forthwith after such redemption date cease and terminate, except only the right of the holder to receive the redemption price therefor, but without interest.

       5A.      The name and mailing address of each incorporator is as follows:

                  NAME                             MAILING ADDRESS
                  ----                             ---------------
                  M.A. Brzoska                     Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

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                  K.A. Widdoes                     Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                  L.J. Vitalo                      Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware  19801

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  NAME                             MAILING ADDRESS
                  ----                             ---------------
                  WILLIAM J. SHIELDS               225 Elm Street
                                                   Perth Amboy, New Jersey 08812

                  RONALD P. FOURNIER               40 King Street
                                                   Suite 5010
                                                   Toronto, Ontario M5H 3Y2
                                                   Canada

                  EDWARD G. REILLY                 40 King Street
                                                   Suite 5010
                                                   Toronto, Ontario  M5H 3Y2
                                                   Canada

         6. The corporation is to have perpetual existence.

         7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designed from time to time by the board of directors or in the by-laws of the corporation.

         8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter

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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of May, 1993.

                                                   M.A. Brzoska
                                                   -----------------------------

                                                   K.A. Widdoes
                                                   -----------------------------

                                                   L.J. Vitalo
                                                   -----------------------------





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                      CERTIFICATE OF RENEWAL AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CO-STEEL C.S.M. CORP.


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is CO-STEEL C.S.M. CORP.

         2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is May 7, 1993.

         3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

         4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2002 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

         5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2002.

         6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.


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Signed on April 5, 2002


                  /s/Andy Boulanger
         ----------------------------------
         ANDY BOULANGER, Secretary











State of Delaware
Secretary of State
Division of Corporations
Filed 09:00 AM 4/11/2002
020231532 - 2335594